Exhibit 15.2

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
AstraZeneca PLC:

We have audited the accompanying consolidated statement of financial position of AstraZeneca PLC and subsidiaries (“AstraZeneca”) as of 31 December 2014, and the related consolidated statements of comprehensive income, changes in equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of AstraZeneca’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AstraZeneca as of 31 December 2014, and the results of its operations and its cash flows for the year then ended, in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board and IFRSs as adopted by the European Union.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), AstraZeneca’s internal control over financial reporting as of 31 December 2014, based on criteria established in Internal Control — Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated 5 February 2015 expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.

KPMG LLP

/s/ KMPG LLP

London
United Kingdom

5 February 2015